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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                                July 16, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS- IGP-2 INTERMEDIATE TERM SERIES DAF       1004412  33-64769   811-1777


DEFINED ASSET FUNDS-ITS-49 DAF                                883661   33-50887   811-2295
DEFINED ASSET FUNDS-ITS-54 DAF                                914810   33-57973   811-2295


DEFINED ASSET FUNDS-MITF ITS-174                              868088   33-39604   811-1777

DEFINED ASSET FUNDS- MPS-540 DAF                              892762   33-52453   811-1777

DEFINED ASSET FUNDS-MITF MSS-1                                881825   33-46608   811-1777
DEFINED ASSET FUNDS-MITF MSS-2                                881826   33-47077   811-1777
DEFINED ASSET FUNDS-MITF MSS-3                                881827   33-47079   811-1777
DEFINED ASSET FUNDS- MSS-206 DAF                              924305   333-0198   811-1777
DEFINED ASSET FUNDS- MSS-34 DAF                               895621   33-49451   811-1777
DEFINED ASSET FUNDS- MSS-35 DAF                               895622   33-49471   811-1777
DEFINED ASSET FUNDS- MSS-61 DAF                               910007   33-53165   811-1777
DEFINED ASSET FUNDS- MSS-87 DAF                               924268   33-58157   811-1777
DEFINED ASSET FUNDS-MITF MSS 8P                               868159   33-39601   811-1777

DEFINED ASSET FUNDS-MITF OHIO-3                               725023   2-85646    811-1777


DEFINED ASSET FUNDS- USTST-1 DAF                              890652   33-48915   811-2810

TOTAL:   16 FUNDS

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